UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

LIFEWAY FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Illinois	000-17363	36-3442829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6431 Oakton Street Morton Grove, Illinois	60053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LWAY	The NASDAQ Stock Market
Preferred Stock Purchase Rights	n/a	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.   Results of Operations and Financial Condition.

On January 6, 2025, on behalf of the board of directors (the “Board”) of Lifeway Foods, Inc., an Illinois corporation (the “Company”), counsel to the Company sent a letter (the “Response Letter”) to Danone North America PBC (“Danone”), responding to the letter that Danone sent to the Company on December 30, 2024. The Response Letter states that, “Based on current preliminary and unaudited projections, the Company expects that (a) net sales will range between $45.1 million and $46.6 million for the three-month period ended December 31, 2024, up from $42.1 million for the same three-month period in 2023, and (b) full-year 2024 net sales will range between $185.0 million and $186.5 million, up from $160.1 million in 2023.”

Item 7.01.   Regulation FD Disclosure.

On January 6, 2025, on behalf of the Board, counsel to the Company sent the Response Letter to Danone. The Response Letter is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

This Current Report and Exhibit 99.1 hereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief, plans or expectations for the Company’s business, operations, financial performance or condition, including, without limitation, statements regarding expected net sales and Adjusted EBITDA. These statements use words such as “continue,” “believe,” “expect,” “anticipate,” “plan,” “project,” “estimate,” “outlook,” “potential,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” You are cautioned not to rely on these forward-looking statements. These forward-looking statements are made as of the date of this Current Report, are based on current expectations of future events and thus are inherently subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond the Company’s control. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties and other factors include: price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; customer acceptance of products and services; and other factors discussed in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Part II, Item 1A “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024. Additionally, there can be no assurance that the Company’s actual fourth quarter and full year 2024 net sales will not differ, perhaps substantially, from the preliminary net sales expectations contained in this Current Report and Exhibit 99.1 hereto. The Company has not completed its fourth quarter and full year 2024 closing and review process, and the final results for the fourth quarter and full year 2024 may differ, perhaps substantially, from the statements made in this Current Report and Exhibit 99.1 hereto. During the course of preparing the Company’s financial statements and during the Company’s review process, the Company may identify items that would require the Company to make adjustments, which may be material to the amounts described in this Current Report and Exhibit 99.1 hereto. The Company expressly disclaims any obligation to update any forward-looking statements (including, without limitation, to reflect changed assumptions, the occurrence of anticipated or unanticipated events or new information), except as required by law.

This Current Report and Exhibit 99.1 hereto cite a press release issued by the Company on November 26, 2024, which refers to Adjusted EBITDA, a financial measure that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and that may exclude items that are significant to understanding and assessing financial results. This non-GAAP measure was provided to enhance investors’ overall understanding of the Company’s financial performance. Non-GAAP financial measures should be considered as supplements to GAAP measures reported, should not be considered replacements for, or superior to, GAAP measures reported and may not be comparable to similarly named measures used by other companies. The Company’s calculation of non-GAAP financial measures may differ from methods used by other companies. A reconciliation of non-GAAP measures to the most directly comparable GAAP measures is included in the November 26, 2024 press release, which was furnished in a Current Report filed with the Securities and Exchange Commission on November 26, 2024.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description
99.1	Letter, dated January 6, 2025, from Company Counsel to Danone North America PBC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.

Date: January 6, 2025	By:	/s/ Julie Smolyansky
		Name:	Julie Smolyansky
		Title:	Chief Executive Officer and Secretary